UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2021

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2021, THOR Industries, Inc. (the “Company”), certain subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), entered into an Amendment No. 1 to the Term Loan Credit Agreement (the “Amendment”). The Amendment amends that certain Term Loan Credit Agreement, dated as of February 1, 2019 (as amended by the Amendment, the “Credit Agreement”), by and among the Company, the several lenders from time to time parties thereto, and JPMorgan.

Pursuant to the Amendment, among other modifications, the LIBOR and EURIBOR based interest rates for the Company’s term loans under the Credit Agreement were reduced by .075% to LIBOR plus an applicable margin of 3.0%, in the case of term loans bearing interest based on LIBOR, and by 1.0% to EURIBOR plus an applicable margin of 3.0%, in the case of term loans bearing interest based on EURIBOR.

The maturity date for the term loans remains February 1, 2026, and the covenants and other material provisions of the Credit Agreement remain materially unchanged. As of March 25, 2021, the principal amounts outstanding under the Credit Agreement were approximately $942 million on the USD Term Loan (as defined in the Credit Agreement) and  €503 million on the EURO Term Loan (as defined in the Credit Agreement).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2021. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreements and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 25, 2021, the Company issued a press release announcing the repricing transaction described above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 7.01 of this Form 8-K (including as incorporated by reference from Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Copy of press release, dated March 25, 2021, issued by the Company

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR Industries, Inc.

Date:	March 25 ,2021	By:	/s/ W. Todd Woelfer
		Name:	W. Todd Woelfer
		Title:	Senior Vice President,
General Counsel and Secretary